UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2024

10x Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39035	45-5614458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6230 Stoneridge Mall Road
Pleasanton, California 94588
(925) 401-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	TXG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors of 10x Genomics, Inc. (the “Company”) appointed Alan V. Mateo to the Board of Directors as a Class II director effective immediately with a term expiring at the Company's 2027 annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation, disqualification or removal.

Mr. Mateo currently serves as an advisor to Veeva Systems Inc., where he previously served as Executive Vice President, Global Sales from April 2015 to April 2024. Prior to joining Veeva, Mr. Mateo served in various executive roles at Medidata Solutions, Inc., a provider of a platform of cloud-based solutions for life sciences, from March 2005 to February 2015, including as Executive Vice President of Field Operations from January 2014 to February 2015. Before Medidata, Mr. Mateo spent nine years at PeopleSoft, where his responsibilities included product lines sales, sales operations and the integration of JD Edwards into PeopleSoft’s global sales organization. Prior to PeopleSoft, Mr. Mateo was Northeast Sales Director for Red Pepper Software Co., a provider of supply chain management planning application software, and a major account executive at JD Edwards. Mr. Mateo earned a Bachelor of Science in both Computer Science and Marketing from Juniata College.

The Company believes Mr. Mateo is qualified to serve on the Board of Directors because of his senior management experience in the life science industry and his many years of commercial leadership experience.

Mr. Mateo will receive compensation as a non–employee director in accordance with the Company’s Non–Employee Director Compensation Policy, which provides that Mr. Mateo will receive:

•an annual cash retainer of $55,000 for his service on the Board of Directors;
•a one-time grant of restricted stock units having a target value equal to $400,000 to be granted on July 31, 2024, which will vest as to one third of such grant on August 21, 2025 and thereafter in equal quarterly installments for the following two years, subject to his continued service through each vesting date; and
•an annual grant of restricted stock units having a target value equal to $215,000 to be granted on the date of the Company's annual meeting of stockholders, which will vest as to one fourth of such grant on the first to occur, on or following the date of the annual meeting on which such annual award is granted, of February 21, May 21, August 21 or November 21 following the date of such annual meeting and thereafter in equal quarterly installments, subject to his continued service through each vesting date.

In accordance with the Company's Non-Employee Director Compensation Policy, Mr. Mateo shall also be eligible to receive certain additional annual cash retainers in the event he serves as a member or chair of one or more committees of the Board of Directors.

Mr. Mateo, in connection with his appointment to the Board of Directors, has entered into the Company’s standard indemnification agreement, the form of which has been filed as Exhibit 10.17 to the Company’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-233361) filed with the Securities and Exchange Commission on September 3, 2019.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

10x Genomics, Inc.

	By:	/s/ Eric S. Whitaker
	Name:	Eric S. Whitaker
	Title:	Chief Legal Officer

Date: June 20, 2024